EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-187529 on Form S-8, Registration Statement No. 333-178136 on Form S-8, Registration Statement No. 333-122746 on Form S-8, Registration Statement No. 333-122742 on Form S-3 of RGC Resources, Inc. of our report dated November 28, 2014 appearing in this Annual Report on Form 10-K of RGC Resources, Inc. for the year ended September 30, 2014.

/s/ Brown, Edwards & Company, L.L.P.

CERTIFIED PUBLIC ACCOUNTANTS

1715 Pratt Drive, Suite 2700

Blacksburg, Virginia

December 12, 2014